Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-267542) of our report dated March 1, 2023 relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 1, 2023	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Derech Menachem Begin 146, Tel-Aviv 6492103, Israel,
P.O Box 7187 Tel-Aviv 6107120  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il